Nationstar Funding LLC has filed a registration statement (including a prospectus) on form S-3 Registration No. 333-130642 with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this Free Writing Prospectus relates.  Before you invest, you should read the prospectus in that registration statement and other documents Nationstar Funding LLC has filed with the SEC for more complete information about Nationstar Funding LLC and this offering.  You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov.  Alternatively, Nationstar Funding LLC, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407.

Subject to Revision                                                                      Free Writing Prospectus dated September 5, 2006

$957,717,000

(Approximate)

NATIONSTAR HOME EQUITY LOAN ASSET-BACKED CERTIFICATES, SERIES 2006-B

NATIONSTAR HOME EQUITY LOAN TRUST 2006-B

(Issuing Entity)

Nationstar Mortgage LLC

(Sponsor, Originator and Servicer)

Nationstar Funding LLC

(Depositor)

The certificates, as described herein, are asset-backed securities to be issued by the Nationstar Home Equity Loan Trust 2006-B (the "Issuing Entity").  The sole source of payments on the certificates will be the property of the Issuing Entity, which will include closed-end fixed rate and adjustable rate home equity loans (the "Home Equity Loans").  The certificates will represent interests in the Issuing Entity only and will not be guaranteed by or represent interests in or obligations of Nationstar Mortgage LLC or any of its affiliates.

This Free Writing Prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this Free Writing Prospectus is preliminary and is subject to completion or change.

The information in this Free Writing Prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar Free Writing Prospectus relating to these securities.

This Free Writing Prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this Free Writing Prospectus may be based on preliminary assumptions about the pool assets and the structure.  Any such assumptions are subject to change.

The information in this Free Writing Prospectus may reflect parameters, metrics or scenarios specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

This Free Writing Prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this Free Writing Prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.  Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.  You may withdraw your indication of interest at any time.

Neither the Securities and Exchange Commission nor any state securities commission has approved of the certificates or determined if this Free Writing Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

RBS GREENWICH CAPITAL

BANC OF AMERICA SECURITIES LLC

CREDIT SUISSE

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities.  Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities.  If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued.  The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein.  The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein.  If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information.  Any such information or assumptions are subject to change.  The information in this free writing prospectus may reflect assumptions specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

CERTIFICATES
Class(1)	Expected Size (2)	Interest Type	Principal Type	Expected WAL (yrs) Call/Mat (3)	Expected Principal Window (mos) Call/Mat (3)	Final Scheduled Distribution Date (4)	Expected Ratings
							S&P	Moody's
AV-1	$340,000,000	Floating	Sen-Seq	0.90 / 0.90	1-19 / 1-19	September 2036	AAA	Aaa
AV-2	$198,500,000	Floating	Sen-Seq	2.00 / 2.00	19-29 / 19-29	September 2036	AAA	Aaa
AV-3	$95,600,000	Floating	Sen-Seq	3.00 / 3.00	29-51/29-51	September 2036	AAA	Aaa
AV-4	$148,670,000	Floating	Sen-Seq	6.24 / 7.33	51-88 / 51-199	September 2036	AAA	Aaa
M-1	$34,490,000	Floating	Mez	5.10 / 5.64	44-88 / 44-169	September 2036	AA+	Aa1
M-2	$43,987,000	Floating	Mez	5.02 / 5.54	41-88 / 41-162	September 2036	AA	Aa2
M-3	$17,995,000	Floating	Mez	4.97 / 5.47	40-88 / 40-152	September 2036	AA-	Aa3
M-4	$16,495,000	Floating	Mez	4.95 / 5.43	40-88 / 40-147	September 2036	A+	A1
M-5	$15,995,000	Floating	Mez	4.93 / 5.39	39-88 / 39-141	September 2036	A	A2
M-6	$12,496,000	Floating	Mez	4.93 / 5.35	39-88 / 39-135	September 2036	A-	A3
M-7	$11,996,000	Floating	Mez	4.91 / 5.30	38-88 / 38-129	September 2036	BBB+	Baa1
M-8	$8,997,000	Floating	Mez	4.90 / 5.26	38-88 / 38-122	September 2036	BBB	Baa2
M-9	$12,496,000	Floating	Mez	4.90 / 5.20	38-88 / 38-117	September 2036	BBB-	Baa3
M-10(5)	$10,997,000	Floating	Mez	Not Offered Hereby		September 2036	BB+	Ba1
M-11(5)	$9,997,000	Floating	Mez			September 2036	BB	Ba2

Total

$957,717,000

(1)

The Certificates are subject to a 10% Clean-Up Call Option.  All Certificates are expected to be subject to an interest rate cap. The interest rate on the Class AV-1, Class AV-2, Class AV-3 and Class AV-4 Certificates will increase to 2x the original margin, in each case for each interest period after the holder of the Clean-Up Call Option first fails to exercise such option.  The margin on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates will increase to 1.5x the original margin, in each case for each interest period after the holder of the Clean-Up Call Option first fails to exercise such option.

(2)

Each class size is subject to a variance of plus or minus 5%.

(3)

See "PREPAYMENT PRICING SPEED" below.

(4)

With respect to each class of Certificates, the Final Scheduled Distribution Date for each such class was determined to be one month after the scheduled maturity date of the latest maturing Home Equity Loan.

(5)

The Class M-10 and Class M-11 Certificates will not be offered by this Free Writing Prospectus.  Any information contained in this Free Writing Prospectus related to the Class M-10 and M-11 Certificates is solely for informational purposes.

PREPAYMENT PRICING SPEED
Fixed Rate Home Equity Loans:

115% Fixed Rate Mortgage PPC

100% Fixed Rate Mortgage PPC assumes that prepayments start at 4% CPR in month one of the life of the Home Equity Loans, increase by approximately 1.455% each month to 20% CPR in month 12, and remain at 20% CPR thereafter.

Adjustable Home Equity Loans:

100% Adjustable Rate Mortgage PPC

100% Adjustable Rate Mortgage PPC assumes that prepayments start at 2% CPR in month one of the life of the Home Equity Loans, increase by approximately 2.545% each month to 30% CPR in month 12, remain constant at 30% CPR until month 22, increase to 50% CPR from month 23 until month 28, decrease to 30% CPR in month 29 and remain constant at 30% CPR thereafter.  However, the prepayment pricing speed will not exceed 85% CPR in any period.

SUMMARY OF TERMS

The following information highlights selected information that will be contained in and described in greater detail in the prospectus supplement and prospectus and provides a general overview of the terms of the Offered Certificates.  To understand all of the terms of the offering of the Offered Certificates, you should read carefully the prospectus supplement and prospectus.  Certain capitalized terms used in this Free Writing Prospectus are defined under the caption "CERTAIN DEFINITIONS" below.

Transaction:	Offering of approximately $957,717,000 of Nationstar Home Equity Loan Asset-Backed Certificates, Series 2006-B.
Issuer:	Nationstar Home Equity Loan Trust 2006-B (the "Issuing Entity").
Depositor:	Nationstar Funding LLC.
Sponsor, Seller, Servicer and Originator:	Nationstar Mortgage LLC ("Nationstar").
Recent Developments:

On July 11, 2006, Centex Financial Services, LLC sold Nationstar Mortgage LLC (formerly known as Centex Home Equity Company, LLC) to an affiliate of Fortress Investment Group LLC.  Pursuant to such sale, the name of Centex Home Equity Company, LLC was changed to Nationstar Mortgage LLC and the name of CHEC Funding, LLC was changed to Nationstar Funding LLC.

Trustee:	JPMorgan Chase Bank, N.A.
Custodian:	J.P. Morgan Trust Company, National Association.
Underwriters:	Greenwich Capital Markets, Inc. (Lead Manager). Banc of America Securities LLC (Co-Manager). Credit Suisse Securities (USA) LLC (Co-Manager).
Statistical Calculation Date:	The opening of business on August 1, 2006.
Cut-Off Date:	The opening of business on September 1, 2006.
Expected Pricing Date:	September 7, 2006.
Expected Closing Date:	September 14, 2006.
Distribution Date:	The 25th day of each month, or if the 25th day is not a business day, then the next succeeding business day. The first Distribution Date is expected to be October 25, 2006.
Record Dates:	With respect to any Distribution Date and each class of Certificates, the business day immediately preceding such Distribution Date.
Offered Certificates:	The Class AV-1, Class AV-2, Class AV-3, Class AV-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.
Non-Offered Certificates:

The Issuing Entity will also issue certain non-offered certificates.  The Class M-10, Class M-11, Class X-IO, Class P and Class R Certificates will not be offered by this Free Writing Prospectus.  The Class P Certificates will be entitled to receive all prepayment penalties collected by the Servicer.

Senior Certificates:	The Class AV-1, Class AV-2, Class AV-3 and Class AV-4 Certificates.
Subordinate Certificates:	The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates.
Certificates:	The Offered Certificates and the Class M-10 and Class M-11 Certificates.
Delay Days:	0 days.
Day Count:	Actual/360.
Accrued Interest:	The Certificates will settle flat (no accrued interest), on an actual/360 basis.
Interest Accrual Period:

Interest on the Certificates accrues from the last Distribution Date (or, with respect to the first Distribution Date, the Closing Date) through the day immediately preceding the then-current Distribution Date.

Remittance Period:	With respect to any Distribution Date, the calendar month immediately preceding the calendar month in which the Distribution Date occurs.
Registration:	Book-entry registration through The Depository Trust Company in the United States or Clearstream Banking Luxembourg or the Euroclear System in Europe.
Issuing Entity Property:

The property of the Issuing Entity will include:

•

a pool of closed-end fixed rate  and adjustable rate Home Equity Loans secured by first and second lien deeds of trust, security deeds or mortgages on primarily one- to four-family residential properties;

•

all principal payments collected and interest payments due on the Home Equity Loans after the Cut-Off Date;

•

property that secured a Home Equity Loan which has been acquired by foreclosure or deed in lieu of foreclosure; and

•

rights under the Swap Agreement described below.

The Home Equity Loans:

Certain of the Home Equity Loans (the “Fixed Rate Home Equity Loans”) bear interest at fixed rates.  Certain of the Home Equity Loans (the “Adjustable Rate Home Equity Loans”) bear interest at rates that adjust semi-annually or annually based on six-month LIBOR or one-year LIBOR, as applicable, and the applicable gross margin. The initial rate adjustment date for the Adjustable Rate Home Equity Loans is six months, two years, three years or five years after the date of origination of the related Adjustable Rate Home Equity Loan with the exception of one loan.

As of the Statistical Calculation Date, the Home Equity Loans have the following general characteristics:

•

8,258 total Home Equity Loans

•

5,201 Fixed Rate Home Equity Loans

•

3,057 Adjustable Rate Home Equity Loans

•

Fixed Rate Home Equity Loans:

•

$441,815,272.69 aggregate outstanding Loan Balance

•

44.19% of aggregate outstanding Loan Balance of all Home Equity Loans

•

Adjustable Rate Home Equity Loans:

•

$557,889,354.05 aggregate outstanding Loan Balance

•

55.81% of aggregate outstanding Loan Balance of all Home Equity Loans

Approximately 1.11% of the Home Equity Loans as of the Cut-off Date are being paid by a borrower who is subject to bankruptcy proceedings.

Approximately 0.39% of the Home Equity Loans as of the Cut-off Date are Section 32 loans subject to the federal Home Ownership and Equity Protection Act of 1994.

See "ALL HOME EQUITY LOANS" below for additional information regarding the Home Equity Loans.

Delinquency Advances:

Each month the Servicer will determine the amount of any unpaid interest due on the Home Equity Loans. If the Servicer believes that unpaid interest can be recovered, then the Servicer will either:

•

advance the unpaid interest to the Issuing Entity out of its own funds; or

•

advance the unpaid interest to the Issuing Entity out of collections on the Home Equity Loans that are not required to be distributed on the related Distribution Date.

The Servicer is entitled to be reimbursed by the Issuing Entity for any delinquency advances from the related Home Equity Loan and, if the delinquency advance is a non-recoverable advance, from collections on all the Home Equity Loans prior to any distributions to holders of Certificates.

Servicing Advances:

Unless the Servicer determines that any proposed advance is not recoverable from the related Home Equity Loan, the Servicer will pay all "out of pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to:

•

expenditures in connection with a foreclosed Home Equity Loan prior to the liquidation of that Home Equity Loan;

•

the cost of any enforcement or judicial proceedings, including foreclosures; and

•

the cost of the management and liquidation of property acquired in satisfaction of the related Home Equity Loan.

The Servicer is entitled to be reimbursed by the Issuing Entity for any servicing advances from the borrower of the related Home Equity Loan to the extent permitted by such loan, from the liquidation proceeds realized upon the liquidation of the related Home Equity Loan and, if the servicing advance is a non-recoverable advance, from collections on all the Home Equity Loans, in each case prior to any distributions to holders of Certificates.

Arrearages:

Approximately 8.2% of the aggregate outstanding Loan Balance of all Home Equity Loans, as of the Statistical Calculation Date, have arrearages as a result of delinquency advances and/or servicing advances made prior to the Statistical Calculation Date.  The aggregate arrearage on the Home Equity Loans, is approximately $6,981,286, which is approximately 0.70% of the aggregate outstanding Loan Balance of the Home Equity Loans, as of the Statistical Calculation Date.  Additional arrearages may accrue with respect to those Home Equity Loans between the Statistical Calculation Date and the Cut-Off Date.  The Servicer is entitled to be reimbursed by the Issuing Entity for any such arrearages in the same manner and subject to the same restrictions that apply to Delinquency Advances and/or Servicing Advances made on or after the Cut-Off Date, including if such advances become non-recoverable advances, from collection on all the Home Equity Loans.

So long as the related borrower makes principal and interest payments on the related Home Equity Loan, such Home Equity Loan is treated as current notwithstanding any related arrearage.

Compensating Interest:

The Servicer will provide to the Issuing Entity the amount of any shortfall of interest on a Home Equity Loan that is caused by a full prepayment of the Home Equity Loan up to the amount of the aggregate servicing fee for the related period.

Swap Agreement:

The Trustee, on behalf of a trust separate from the Issuing Entity, referred to herein as the supplemental interest trust, is expected to enter into an interest rate swap agreement (the “Swap Agreement”) with [TBD], as swap provider (the “Swap Provider”).  Under the Swap Agreement, on each Distribution Date the supplemental interest trust will be obligated to make fixed payments as specified in the Swap Agreement based on a schedule.  Under the Swap Agreement, on each Distribution Date, the Swap Provider will be obligated to make floating payments equal to the product of (x) one-month LIBOR (as determined pursuant to the Swap Agreement), (y) the lesser of (i) the notional amount for that Distribution Date and (ii) the aggregate certificate principal balance of the Certificates, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.  To the extent that the fixed payment exceeds the floating payment on any Distribution Date, amounts otherwise available to certificateholders will be applied to make a net payment to the Swap Provider, and to the extent that the floating payment exceeds the fixed payment on any Distribution Date, the Swap Provider will make a net payment (each such payment, a “Net Swap Payment”) for deposit into a segregated trust account established on the closing date (the “Swap Account”).  Any amounts deposited into the Issuing Entity’s Swap Account will be applied as described in “Swap Account” below.

Upon early termination of the Swap Agreement, the supplemental interest trust or the Swap Provider may be liable to make a payment (a “Swap Termination Payment”) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.  In the event that the supplemental interest trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to any distributions to certificateholders.

Net Swap Payments and Swap Termination Payments payable by the supplemental interest trust (other than Swap Termination Payments resulting from a Swap Provider Trigger Event, as defined herein) will be deducted from the Certificate Account prior to distributions to certificateholders pursuant to “DISTRIBUTIONS” below and will first be deposited into the Swap Account before payment to the Swap Provider.

The applicable scheduled notional amounts for the Swap Agreement and Distribution Date are set forth under the caption “SCHEDULED NOTIONAL AMOUNTS FOR THE SWAP AGREEMENT” below.  Any amounts remaining in the Swap Account after the October 2012 Distribution Date will be distributed to the Class X-IO certificateholder.

Swap Account:

On each Distribution Date, to the extent required, following the distribution of any Excess Interest (as defined herein) and withdrawals from the Net WAC Cap Carryover Reserve Account as described in “DISTRIBUTIONS” below, the Trustee will withdraw from amounts in the Swap Account to distribute in the following order of priority:

•

first, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;

•

second, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not resulting from a Swap Provider Trigger Event pursuant to the Swap Agreement;

•

third, to the Senior Certificates and Subordinate Certificates, the Net Subordination Deficiency for the applicable Distribution Date, allocated in the order of priority set forth in clauses 4 through 15 under “DISTRIBUTIONS” below;

•

fourth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, any related Class Principal Carryover Shortfall, to the extent remaining undistributed after the distributions pursuant to “DISTRIBUTIONS” below;

•

fifth, concurrently, to the Senior Certificates, any related Class Interest Carryover Shortfall, pro rata, to the extent remaining undistributed after the distributions pursuant to “DISTRIBUTIONS” below;

•

sixth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, any related Class Interest Carryover Shortfall, to the extent remaining undistributed after the distributions pursuant to “DISTRIBUTIONS” below;

•

seventh, to the Senior Certificates and Subordinate Certificates, any Net WAC Cap Carryover, to the extent remaining undistributed after the distributions pursuant to “DISTRIBUTIONS” below, allocated in the order of priority set forth in clauses 19 and 20 under “DISTRIBUTIONS” below;

•

eighth, to the Swap Provider, any Swap Termination Payment resulting from a Swap Provider Trigger Event; and

•

ninth, any remaining amounts to the Class X-IO certificateholder.

provided, that the cumulative amount of distributions pursuant to clauses third and fourth above on each Distribution Date, and all prior Distribution Dates, will not exceed the cumulative amount of realized losses with respect to that Distribution Date and all prior Distribution Dates.

Clean-Up Call Option:

The Servicer may, at its option, terminate the Issuing Entity by purchasing, at the Termination Price described below, all of the Home Equity Loans and other Issuing Entity property on any Distribution Date on or after the date on which the aggregate outstanding Loan Balance of the Home Equity Loans is 10% or less of the aggregate outstanding Loan Balance of the Home Equity Loans on the Cut-Off Date.

If this Clean-Up Call Option is not exercised on the date on which it first could have been exercised, then:

•

the margin on the Senior Certificates will increase to 2x the original margin, commencing on the first day of the interest accrual period next following such date; and

•

the margin on the Subordinate Certificates will increase to 1.5x the original margin, commencing on the first day of the interest accrual period next following such date.

The "Termination Price" will be an amount equal to the greater of (A) the sum of (x) the aggregate outstanding Loan Balance of the Home Equity Loans (other than those referred to in clause (y) below), including accrued interest thereon, and (y) in the case of any REO property and any Home Equity Loans with respect to which foreclosure proceedings have been initiated or are otherwise 120 days or more delinquent, the fair market value of such REO property and Home Equity Loans (disregarding accrued interest thereon) and (B) the sum of the aggregate unpaid principal balance of the Certificates (other than any Class Principal Carryover Shortfalls), all accrued and unpaid interest thereon (other than any Net WAC Cap Carryover), any unreimbursed Delinquency Advances, Servicing Advances and any Delinquency Advances the Servicer has failed to remit and any Swap Termination Payment payable to the Swap Provider then remaining unpaid or which is due to the exercise of such option.

Federal Tax Status:	For federal income tax purposes, the Issuing Entity will include one or more real estate mortgage investment conduits or "REMICs."
ERISA Eligibility:	The Offered Certificates are expected to be ERISA eligible, subject to certain investor-based exemptions.
SMMEA Eligibility:	None of the Certificates is expected to be SMMEA eligible.
Certificate Ratings:

It is a condition to the issuance of the Certificates that they receive the respective ratings set forth below from S&P and Moody's.

Class

S&P

Moody’s

AV-1

AAA

Aaa

AV-2

AAA

Aaa

AV-3

AAA

Aaa

AV-4

AAA

Aaa

M-1

AA+

Aa1

M-2

AA

Aa2

M-3

AA-

Aa3

M-4

A+

A1

M-5

A

A2

M-6

A-

A3

M-7

BBB+

Baa1

M-8

BBB

Baa2

M-9

BBB-

Baa3

M-10

BB+

Ba1

M-11

BB

Ba2

Static Pool Information:

Information concerning static pool performance data of previous term securitizations of the Sponsor is available on the Sponsor’s website at www.nationstarmtg.com/staticpool.  At this website, static pool performance data of the Sponsor’s previous term securitizations will be presented in the form of published charts.  We caution you that the Home Equity Loans to be transferred to the Issuing Entity may not perform in a similar manner to the home equity loans in other trusts.

The following information included in the website is not deemed to be a part of this Free Writing Prospectus, the base prospectus or a part of the registration statement filed with the SEC to which this Free Writing Prospectus relates:

•

with respect to information regarding the Sponsor’s prior securitized pools, information regarding prior securitized pools that were established before January 1, 2006; and

•

with respect to information regarding the Home Equity Loans to be transferred to the Issuing Entity, information about the Home Equity Loans for periods prior to January 1, 2006.

CREDIT ENHANCEMENT
Credit Enhancement:

Credit enhancement for the structure will be provided by (1) Excess Interest, (2) overcollateralization, and (3) subordination of Certificates having a lower payment priority.

Overcollateralization is calculated as the amount by which the aggregate Loan Balance of the Home Equity Loans exceeds the aggregate principal balance of the Certificates.  On the Closing Date, there is expected to be an initial overcollateralization amount of 2.10% of the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date.  Beginning on the first Distribution Date, Excess Interest collections, if any, will be applied as accelerated payments of principal to the class or classes of Certificates then entitled to receive distributions of principal in order to maintain the overcollateralization level at the required level of 2.10% of the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date.  The required level of overcollateralization may step down over time.  However, if a Trigger Event occurs, the required overcollateralization amount will not be allowed to step down and will be equal to the required overcollateralization amount in effect for the previous Distribution Date.

The Senior Certificates will have a payment priority over the Subordinate Certificates.  Among the classes of Subordinate Certificates:

•

the Class M-1 Certificates will have payment priority over the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates;

•

the Class M-2 Certificates will have payment priority over the Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates;

•

the Class M-3 Certificates will have payment priority over the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates;

•

the Class M-4 Certificates will have payment priority over the Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates;

•

the Class M-5 Certificates will have payment priority over the Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates;

•

the Class M-6 Certificates will have payment priority over the Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates;

•

the Class M-7 Certificates will have payment priority over the Class M-8, Class M-9, Class M-10 and Class M-11 Certificates;

•

the Class M-8 Certificates will have payment priority over the Class M-9, Class M-10 and Class M-11 Certificates;

•

the Class M-9 Certificates will have payment priority over the Class M-10 and Class M-11 Certificates; and

•

the Class M-10 Certificates will have payment priority over the Class M-11 Certificates.

If, on any Distribution Date, there is insufficient Excess Interest or overcollateralization, or Net Swap Payments received under the Swap Agreement, to absorb realized losses on the Home Equity Loans, then such realized losses will be allocated to the classes of Subordinate Certificates, in the reverse order of their payment priority, through a reduction in the principal balance of the applicable class equal to the realized losses in excess of the amount of Excess Interest, overcollateralization and Net Swap Payments received under the Swap Agreement and applied to cover realized losses on such Distribution Date.  To the extent that the certificate principal balance of a class of Subordinate Certificates is reduced on account of realized losses on Home Equity Loans, and then there is a net subsequent recovery in respect of principal on a liquidated Home Equity Loan or Loans, then the certificate principal balance of such class will be increased up to the amount of the related subsequent recoveries, beginning with the class of Subordinate Certificates with the highest relative payment priority, to the extent of the amount of the lesser of (a) the prior reduction and (b) the outstanding Class Principal Carryover Shortfall of such class.  The amount of Class Principal Carryover Shortfall may be paid to the holders of the Subordinate Certificates, together with any Class Interest Carryover Shortfall on the Subordinate Certificates, according to the priorities set forth herein under “DISTRIBUTIONS” and “SUMMARY OF TERMS—Swap Account.”  The outstanding Class Principal Carryover Shortfall of such class would be reduced by the corresponding amount of the increase in the certificate principal balance of such class.

Initial Certificate Credit Enhancement

•

The Senior Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and the Subordinate Certificates.

•

The Class M-1 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 16.150% in Subordinate Certificates having a lower payment priority.

•

The Class M-2 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 11.750% in Subordinate Certificates having a lower payment priority.

•

The Class M-3 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 9.950% in Subordinate Certificates having a lower payment priority.

•

The Class M-4 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 8.300% in Subordinate Certificates having a lower payment priority.

•

The Class M-5 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 6.700% in Subordinate Certificates having a lower payment priority.

•

The Class M-6 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 5.450% in Subordinate Certificates having a lower payment priority.

•

The Class M-7 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 4.250% in Subordinate Certificates having a lower payment priority.

•

The Class M-8 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 3.350% in Subordinate Certificates having a lower payment priority.

•

The Class M-9 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 2.100% in Subordinate Certificates having a lower payment priority.

•

The Class M-10 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 1.000% in Subordinate Certificates having a lower payment priority.

•

The Class M-11 Certificates will be enhanced by Excess Interest and the Overcollateralization Amount.

Credit Enhancement Percentages:	Target Percentages		Stepdown Percentages
	Senior	21.700%	Senior	43.400%
	Class M-1	18.250%	Class M-1	36.500%
	Class M-2	13.850%	Class M-2	27.700%
	Class M-3	12.050%	Class M-3	24.100%
	Class M-4	10.400%	Class M-4	20.800%
	Class M-5	8.800%	Class M-5	17.600%
	Class M-6	7.550%	Class M-6	15.100%
	Class M-7	6.350%	Class M-7	12.700%
	Class M-8	5.450%	Class M-8	10.900%
	Class M-9	4.200%	Class M-9	8.400%
	Class M-10	3.100%	Class M-10	6.200%
	Class M-11	2.100%	Class M-11	4.200%

Senior Enhancement Percentage:

With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of (1) the aggregate certificate principal balance of the Subordinate Certificates and (2) the Overcollateralization Amount, in each case, after taking into account the distribution of the Principal Distribution Amount on that Distribution Date, and the denominator of which is the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period.

CERTIFICATE RATES
Certificate Rates:	Each of the Certificates will bear interest at a rate that adjusts monthly, equal to the lesser of (i) one-month LIBOR plus the applicable margin and (ii) the Net WAC Cap.
Net WAC Cap:

With respect to any Distribution Date and each of the Certificates will be a per annum rate equal to the product of (i) the excess, if any, of (a) the weighted average of the Net Coupon Rates on the Home Equity Loans as of the beginning of the related Remittance Period over (b) the Swap Expense Fee Rate for that Distribution Date, and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related interest period.

Net Coupon Rate:

For any Home Equity Loan, will be the rate per annum equal to the coupon rate of the Home Equity Loan minus the sum of (1) the rate at which the servicing fee accrues and (2) the rate at which the Trustee fee accrues (expressed as a per annum percentage of the aggregate Loan Balance of the Home Equity Loans).

Net WAC Cap Carryover:

If on any Distribution Date the Certificate Rate for any of the Certificates is based on the Net WAC Cap, the certificateholders will be entitled to receive on subsequent Distribution Dates the Net WAC Cap Carryover as described under the caption "DISTRIBUTIONS" below.  The Net WAC Cap Carryover with respect to any Distribution Date is equal to the sum of (A) the excess of (1) the amount of interest that the related class of Certificates would otherwise be entitled to receive on the Distribution Date had its interest rate been calculated at the respective Certificate Rate for such class and for the Distribution Date without regard to the Net WAC Cap over (2) the amount of interest payable on such class at the respective Certificate Rate for such class for the Distribution Date and (B) the Net WAC Cap Carryover for all previous Distribution Dates not previously paid to the related class of Certificates (including any interest accrued on that amount at the related Certificate Rate without regard to the Net WAC Cap).

On the Closing Date, the Trustee will establish an account (the “Net WAC Cap Carryover Reserve Account”) from which distributions in respect of Net WAC Rate Carryover Amounts on the Certificates will be made.  The Net WAC Cap Carryover Reserve Account will be an asset of the Issuing Entity but not of any REMIC.  The source of funds on deposit in the Net WAC Cap Carryover Reserve Account will be limited to an initial deposit of $10,000 and amounts payable to such account pursuant to clause 18 under “DISTRIBUTIONS” below.

Swap Expense Fee Rate:

With respect to each Distribution Date, a per annum rate, equal to the product of (x) the sum of (i) any Net Swap Payment owed to the Swap Provider for that Distribution Date and (ii) any Swap Termination Payment for that Distribution Date (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) payable by the supplemental interest trust, and (y) 12 divided by the aggregate Loan Balance of the Home Equity Loans as of the first day of the related Remittance Period.

DISTRIBUTIONS

On each Distribution Date, the Trustee will make the following disbursements and transfers from monies then on deposit in the certificate account with respect to the Home Equity Loans and apply the amounts in the following order of priority, in each case, to the extent of funds remaining:

1.

To the Trustee, the Trustee fee and any Transition Expenses.

2.

Concurrently, to each class of Senior Certificates, the related Class Monthly Interest Amount and any related Class Interest Carryover Shortfall for the Distribution Date, allocated among each such class of Senior Certificates on a pro rata basis based on each Senior Certificate's Class Monthly Interest Amount and Class Interest Carryover Shortfall without priority among such Senior Certificates.

3.

Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, the related Class Monthly Interest Amount for the Distribution Date.

4.

To the Senior Certificates, an amount up to the Senior Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, sequentially, to the Class AV-1, Class AV-2, Class AV-3 and Class AV-4 Certificates, in that order, until the respective certificate principal balances of such Certificates have been reduced to zero; provided, that notwithstanding the foregoing order of priority, if on any Distribution Date, the aggregate Certificate Principal Balance of the Subordinate Certificates is equal to zero and the Overcollateralization Amount is equal to zero, then the Principal Distribution Amount shall be distributed to the Senior Certificates, pro rata, based on their respective Certificate Principal Balances.

5.

To the Class M-1 Certificates, the Class M-1 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

6.

To the Class M-2 Certificates, the Class M-2 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

7.

To the Class M-3 Certificates, the Class M-3 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

8.

To the Class M-4 Certificates, the Class M-4 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

9.

To the Class M-5 Certificates, the Class M-5 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

10.

To the Class M-6 Certificates, the Class M-6 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

11.

To the Class M-7 Certificates, the Class M-7 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

12.

To the Class M-8 Certificates, the Class M-8 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

13.

To the Class M-9 Certificates, the Class M-9 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

14.

To the Class M-10 Certificates, the Class M-10 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

15.

To the Class M-11 Certificates, the Class M-11 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

16.

To the Certificates, the Subordination Increase Amount for the applicable Distribution Date, allocated in the order of priority set forth in clauses 4 through 15 above.

17.

Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, in each case, first (a) any related Class Interest Carryover Shortfall and then (b) any related Class Principal Carryover Shortfall.

18.

To the Net WAC Cap Carryover Reserve Account, the amounts required under the pooling and servicing agreement for distribution in accordance with clauses 19 and 20 below.

19.

Concurrently, to the Senior Certificates, pro rata, the related Net WAC Cap Carryover from and to the extent of funds on deposit in the Net WAC Cap Carryover Reserve Account.

20.

Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, the related Net WAC Cap Carryover, from and to the extent of funds on deposit in the Net WAC Cap Carryover Reserve Account.

21.

To the Swap Provider, any Swap Termination Payments resulting from a Swap Provider Trigger Event.

22.

To the Trustee as reimbursement for all reimbursable expenses incurred in connection with its duties and obligations under the pooling and servicing agreement to the extent not paid as Trustee fees or Transition Expenses pursuant to clause 1 above.

23.

To the holders of the Issuing Entity's residual certificates, the remainder as provided in the pooling and servicing agreement.

CERTAIN DEFINITIONS
Basic Principal Amount:

For each Distribution Date shall be the sum of (without duplication):  (A) the principal portion of all scheduled monthly payments on the Home Equity Loans actually received by the Servicer during the related Remittance Period and any prepayments on the Home Equity Loans made on behalf of the obligors on Home Equity Loans actually received by the Servicer during the related Remittance Period, in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date; (B) the outstanding principal balance of each Home Equity Loan that was purchased or repurchased by Nationstar or purchased by the Servicer, on or prior to the related Monthly Remittance Date, in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date; (C) any substitution amounts relating to principal, delivered by Nationstar on the related Monthly Remittance Date in connection with a substitution of a Home Equity Loan, to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date; (D) all net liquidation proceeds, and all subsequent recoveries, actually collected by or on behalf of the Servicer with respect to the Home Equity Loans during the related Remittance Period (to the extent the net liquidation proceeds or subsequent recoveries relate to principal), in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date; and (E) the principal portion of the proceeds received by the Trustee upon termination of the Issuing Entity.

Class Interest Carryover Shortfall:

Means, with respect to any class of Certificates and any Distribution Date, an amount equal to the sum of (1) the excess of the Class Monthly Interest Amount with respect to that class for the preceding Distribution Date and any outstanding Class Interest Carryover Shortfall with respect to that class from any preceding Distribution Date, over the amount in respect of interest that is actually distributed to the holders of the Certificates of that class on the preceding Distribution Date plus (2) one month's interest on the excess, to the extent permitted by law, at the Certificate Rate for that class.

Class M-1 Principal Distribution Amount:

Means, with respect to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:  (1) the sum of:  (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, and (B) the certificate principal balance of the Class M-1 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) 63.500% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-2 Principal Distribution Amount:

Means, with respect to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates and the Class M-1 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of: (1) the sum of:  (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, and (C) the certificate principal balance of the Class M-2 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) 72.300% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-3 Principal Distribution Amount:

Means, with respect to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates and the Class M-2 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:  (1) the sum of:  (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, and (D) the certificate principal balance of the Class M-3 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) 75.900% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-4 Principal Distribution Amount:

Means, with respect to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates and the Class M-3 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:  (1) the sum of:  (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date and (E) the certificate principal balance of the Class M-4 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) 79.200% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-5 Principal Distribution Amount:

Means, with respect to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates and the Class M-4 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of: (1) the sum of: (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, (E) the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date, and (F) the certificate principal balance of the Class M-5 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of: (A) 82.400% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-6 Principal Distribution Amount:

Means, with respect to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates and the Class M-5 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of: (1) the sum of: (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, (E) the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date, (F) the certificate principal balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date, and (G) the certificate principal balance of the Class M-6 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of: (A) 84.900% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-7 Principal Distribution Amount:

Means, with respect to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates and the Class M-6 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:  (1) the sum of:  (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, (E) the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date, (F) the certificate principal balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date, (G) the certificate principal balance of the Class M-6 Certificates, after taking into account distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date, and (H) the certificate principal balance of the Class M-7 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) 87.300% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-8 Principal Distribution Amount:

Means, with respect to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates and the Class M-7 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:  (1) the sum of:  (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, (E) the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date, (F) the certificate principal balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date, (G) the certificate principal balance of the Class M-6 Certificates, after taking into account distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date, (H) the certificate principal balance of the Class M-7 Certificates, after taking into account distribution of the Class M-7 Principal Distribution Amount for the applicable Distribution Date,, and (I) the certificate principal balance of the Class M-8 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) 89.100% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-9 Principal Distribution Amount:

Means, with respect to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates and the Class M-8 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:  (1) the sum of:  (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, (E) the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date, (F) the certificate principal balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date, (G) the certificate principal balance of the Class M-6 Certificates, after taking into account distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date, (H) the certificate principal balance of the Class M-7 Certificates, after taking into account distribution of the Class M-7 Principal Distribution Amount for the applicable Distribution Date, (I) the certificate principal balance of the Class M-8 Certificates, after taking into account distribution of the Class M-8 Principal Distribution Amount for the applicable Distribution Date, and (J) the certificate principal balance of the Class M-9 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) 91.600% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-10 Principal Distribution Amount:

Means, with respect to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates and the Class M-9 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:  (1) the sum of:  (A) the aggregate certificate principal balances of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, (E) the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date, (F) the certificate principal balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date, (G) the certificate principal balance of the Class M-6 Certificates, after taking into account distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date, (H) the certificate principal balance of the Class M-7 Certificates, after taking into account distribution of the Class M-7 Principal Distribution Amount for the applicable Distribution Date, (I) the certificate principal balance of the Class M-8 Certificates, after taking into account distribution of the Class M-8 Principal Distribution Amount for the applicable Distribution Date, (J) the certificate principal balance of the Class M-9 Certificates, after taking into account distribution of the Class M-9 Principal Distribution Amount for the applicable Distribution Date, and (K) the certificate principal balance of the Class M-10 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) 93.800% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-11 Principal Distribution Amount:

Means, with respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of:  (1) the sum of:  (A) the aggregate certificate principal balances of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, (E) the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date, (F) the certificate principal balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date, (G) the certificate principal balance of the Class M-6 Certificates, after taking into account distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date, (H) the certificate principal balance of the Class M-7 Certificates, after taking into account distribution of the Class M-7 Principal Distribution Amount for the applicable Distribution Date, (I) the certificate principal balance of the Class M-8 Certificates, after taking into account distribution of the Class M-8 Principal Distribution Amount for the applicable Distribution Date, (J) the certificate principal balance of the Class M-9 Certificates, after taking into account distribution of the Class M-9 Principal Distribution Amount for the applicable Distribution Date, (K) the certificate principal balance of the Class M-10 Certificates, after taking into account distribution of the Class M-10 Principal Distribution Amount for the applicable Distribution Date, and (L) the certificate principal balance of the Class M-11 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) 95.800% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor; provided, however, that after the certificate principal balances of the Senior, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates are reduced to zero, the Class M-11 Principal Distribution Amount for the applicable Distribution Date will equal 100% of the Principal Distribution Amount.

Class Monthly Interest Amount:

With respect to each class of Certificates means, with respect to any Distribution Date, the aggregate amount of interest accrued for the related interest period at the related Certificate Rate on the certificate principal balance of the related Certificates.  On any Distribution Date, the Certificates are each subject to the Net WAC Cap.

Class Principal Carryover Shortfall:

Means, with respect to any class of Subordinate Certificates and any Distribution Date, the excess, if any, of (1) the sum of (x) the amount of the reduction in the certificate principal balance of that class of Subordinate Certificates on the applicable Distribution Date attributable to the allocation of realized losses and (y) the amount of any such reductions on prior Distribution Dates over (2) the sum of (x) the amount distributed in respect of the related Class Principal Carryover Shortfall to such class on prior Distribution Dates and (y) the amount of any increases in the certificate principal balance of such class of Subordinate Certificates resulting from subsequent recoveries.

Cumulative Loss Trigger Event:

Shall have occurred with respect to any Distribution Date and the Home Equity Loans, if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative realized losses incurred on the Home Equity Loans from the Cut-Off Date through the last day of the related Remittance Period (less the aggregate amount of subsequent recoveries with respect to the Home Equity Loans during such period) by (y) the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date, exceeds the applicable percentages described below with respect to such Distribution Date:

Distribution Date

Loss Percentage

October 2008 to September 2009

[1.35]% for the first month, plus an additional 1/12th of [1.75]% for each month thereafter.

October 2009 to September 2010

[3.10]% for the first month, plus an additional 1/12th of [1.85]% for each month thereafter.

October 2010 to September 2011

[4.95]% for the first month, plus an additional 1/12th of [1.50]% for each month thereafter.

October 2011 to September 2012

[6.45]% for the first month, plus an additional 1/12th of [0.90]% for each month thereafter.

October 2012 to September 2013

[7.35]% for the first month, plus an additional 1/12th of [0.15]% for each month thereafter.

October 2013 and thereafter

[7.50]%.

Delinquency Amount:

Means, with respect to any Remittance Period, the sum, without duplication, of the aggregate principal balance of the Home Equity Loans that are (1) 60 or more days delinquent, (2) 60 or more days delinquent and in bankruptcy, (3) in foreclosure and (4) REO properties, each as of the last day of such Remittance Period.

Delinquency Event:	Shall have occurred and be continuing if at any time the 60+ Delinquency Percentage (Rolling Three Month) exceeds [36.87]% of the Senior Enhancement Percentage.
Excess Interest:	Means, with respect to any Distribution Date, the amounts remaining, if any, after the application of payments pursuant to clauses 1 through 15 under the caption "DISTRIBUTIONS" above.
Excess Overcollateralization Amount:

Means, with respect to any Distribution Date, the lesser of (1) the Basic Principal Amount for the Distribution Date and (2) the excess, if any, of (x) the Overcollateralization Amount, assuming 100% of the Basic Principal Amount is distributed on the Certificates, over (y) the Required Overcollateralization Amount.

Loan Balance:

Means, with respect to any Home Equity Loan as of any date of determination, the actual outstanding principal balance thereof on the Cut-Off Date less any principal payments made on such Home Equity Loan through such date of determination.

Monthly Remittance Date:	Means the 18th day of each month, or if the 18th day is not a business day, the preceding business day.
Net Subordination Deficiency:	Means, with respect to any Distribution Date, the excess, if any, of (1) the Subordination Deficiency for that Distribution Date over (2) the Excess Interest for that Distribution Date.
OC Floor:	Means an amount equal to 0.50% of the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date.
Overcollateralization Amount:

Means, with respect to each Distribution Date, the excess, if any, of (1) the aggregate Loan Balance of the Home Equity Loans as of the close of business on the last day of the preceding Remittance Period over (2) the aggregate certificate principal balance of the Certificates and the Class P Certificates as of that Distribution Date (after taking into account the payment of the Principal Distribution Amount on that Distribution Date).

Principal Distribution Amount:

Means, with respect to any Distribution Date, the lesser of (1) the aggregate certificate principal balances of the Certificates immediately preceding that Distribution Date and (2) the sum of (x) the Basic Principal Amount for that Distribution Date minus the Excess Overcollateralization Amount, if any, for that Distribution Date and (y) the Subordination Increase Amount, if any, for that Distribution Date.

Required Overcollateralization Amount:

Means, with respect to any Distribution Date (1) prior to the Stepdown Date, the product of (x) 2.10% and (y) the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date; and (2) on and after the Stepdown Date, the greater of (i) the lesser of (x) the product of 2.10% and the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date and (y) the product of 4.20% and the aggregate Loan Balance of the Home Equity Loans as of the end of the related Remittance Period and (ii) the OC Floor; provided, however, that on each such subsequent Distribution Date during the continuance of a Trigger Event the Required Overcollateralization Amount will equal the Required Overcollateralization Amount in effect as of the Distribution Date immediately preceding the date on which such Trigger Event first occurred.

Senior Principal Distribution Amount:

Means, with respect to (a) any Distribution Date prior to the Stepdown Date or during the continuation of a Trigger Event, the lesser of (1) 100% of the Principal Distribution Amount and (2) the aggregate certificate principal balances of the Senior Certificates immediately prior to that Distribution Date, and (b) any other Distribution Date, the lesser of (1) the Principal Distribution Amount and (2) the excess, if any, of (x) the aggregate certificate principal balances of the Senior Certificates immediately prior to that Distribution Date over (y) the lesser of (A) 56.600% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

60+ Delinquency Percentage (Rolling Three Month):

Means, with respect to any Distribution Date, the average of the percentage equivalents of the fractions determined for each of the three immediately preceding Remittance Periods, the numerator of each of which is equal to the Delinquency Amount for such Remittance Period, and the denominator of each of which is the aggregate Loan Balance of all of the Home Equity Loans as of the end of such Remittance Period.

Stepdown Date:

Means the earlier to occur of (1) the Distribution Date after which the aggregate certificate principal balances of the Senior Certificates are reduced to zero, and (2) the later to occur of (A) the October 2009 Distribution Date, and (B) the first Distribution Date on which the Senior Enhancement Percentage, after giving effect to the distribution of the Principal Distribution Amount on that Distribution Date, is at least equal to 43.400%.

Subordination Deficiency:

Means, with respect to any Distribution Date, the excess, if any, of (1) the Required Overcollateralization Amount for that Distribution Date over (2) the Overcollateralization Amount for that Distribution Date after giving effect to the distribution of the Basic Principal Amount on that Distribution Date.

Subordination Increase Amount:	Means, with respect to any Distribution Date, the lesser of (1) the Subordination Deficiency for that Distribution Date and (2) the Excess Interest for that Distribution Date.
Swap Provider Trigger Event:

Means a Swap Termination Payment that is triggered upon: (i) an Event of Default (as defined in the Swap Agreement) with respect to which the Swap Provider is a Defaulting Party (as defined in the Swap Agreement), (ii) a Termination Event (as defined in the Swap Agreement) with respect to which the Swap Provider is the sole Affected Party (as defined in the Swap Agreement) or (iii) an Additional Termination Event (as defined in the Swap Agreement) with respect to which the Swap Provider is the sole Affected Party.

Transition Expenses:

Means expenses incurred by the Trustee in connection with the transfer of servicing upon the termination of the Servicer; provided that the amount shall not exceed $50,000 in any one calendar year (and no more than $100,000 during the term of the Issuing Entity).

Trigger Event:	Means the existence of a Delinquency Event or a Cumulative Loss Trigger Event.

ALL HOME EQUITY LOANS

As of the Statistical Calculation Date

		Minimum	Maximum
Scheduled Principal Balance	$999,704,627	$120	$1,617,000
Average Scheduled Principal Balance	$121,059
Number of Mortgage Loans	8,258

Weighted Average Gross Coupon	8.90%	4.00%	17.99%
Weighted Average FICO Score	601	400	825
Weighted Average Combined Original LTV	79.15%	8.28%	100.00%

Weighted Average Original Term	348 months	60 months	360 months
Weighted Average Stated Remaining Term	337 months	5 months	360 months
Weighted Average Seasoning	11 months	0 months	116 months

Weighted Average Gross Margin	6.309%	2.250%	12.600%
Weighted Average Minimum Interest Rate	8.497%	5.000%	14.375%
Weighted Average Maximum Interest Rate	15.490%	11.000%	21.100%
Weighted Average Initial Rate Cap	2.957%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.483%	1.000%	3.000%
Weighted Average Months to Roll	23 months	1 month	58 months

Arrearage	$6,980,749	$0	$262,255

Maturity Date		Dec 14 2006	Aug 15 2036
Maximum Zip Code Concentration	0.23%	92345

ARM	55.81%	Full Documentation	77.28%
Fixed Rate	44.19%	Limited Documentation	5.07%
		No Income Verification	17.66%
2/28 6 MO LIBOR	32.62%
2/28 6 MO LIBOR 40/30 Balloon	18.81%	Cash Out Refinance	75.12%
2/28 6 MO LIBOR IO	0.35%	Purchase	10.08%
3/27 6 MO LIBOR	2.10%	Rate/Term Refinance	14.81%
3/27 6 MO LIBOR 40/30 Balloon	1.51%
3/27 6 MO LIBOR IO	0.02%	Condominium	3.42%
5/25 1 YR LIBOR	0.11%	Manufactured Housing	1.08%
6 MO LIBOR	0.29%	PUD	10.60%
Fixed Rate	38.16%	Single Family	82.26%
Fixed Rate 30/15 Balloon	1.48%	Townhouse	2.10%
Fixed Rate 40/30 Balloon	4.54%	Two-Four Family	0.54%
Fixed Rate IO	0.01%
		Investor	0.80%
Interest Only	0.38%	Primary	98.70%
Not Interest Only	99.62%	Second Home	0.49%

Prepay Penalty: N/A	43.16%	Top 5 States:
Prepay Penalty: 12 months	2.34%	California	17.89%
Prepay Penalty: 24 months	9.21%	Florida	11.96%
Prepay Penalty: 36 months	38.95%	Texas	11.36%
Prepay Penalty: 48 months	0.01%	Arizona	6.38%
Prepay Penalty: 60 months	6.33%	Virginia	4.82%

First Lien	95.90%	Bankruptcy	1.11%
Second Lien	4.10%	Not Bankruptcy	98.89%

		Not Section 32	99.61%
		Section 32	0.39%

Current Principal Balance ($)	# of Loans	Current Principal Balance	Pct by Current Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	1,985	$59,274,326.70	5.93%	11.818%	237	79.47%	590
50,000.01 - 100,000.00	2,695	195,937,150.04	19.60	9.764	314	76.95	599
100,000.01 - 150,000.00	1,397	171,574,215.19	17.16	9.092	340	78.61	600
150,000.01 - 200,000.00	811	140,387,792.60	14.04	8.580	351	78.81	599
200,000.01 - 250,000.00	495	110,601,741.86	11.06	8.427	353	80.04	601
250,000.01 - 300,000.00	317	86,804,032.84	8.68	8.204	354	79.40	604
300,000.01 - 350,000.00	200	64,667,168.77	6.47	8.189	357	80.20	609
350,000.01 - 400,000.00	121	45,308,684.43	4.53	8.058	356	81.21	599
400,000.01 - 450,000.00	69	29,012,935.03	2.90	7.914	357	81.48	603
450,000.01 - 500,000.00	57	27,034,837.36	2.70	7.954	356	83.12	603
500,000.01 - 550,000.00	37	19,456,111.67	1.95	7.507	354	81.79	612
550,000.01 - 600,000.00	35	20,052,311.54	2.01	7.787	359	84.35	609
600,000.01 - 650,000.00	16	10,041,253.31	1.00	7.899	358	77.37	612
650,000.01 - 700,000.00	7	4,757,528.57	0.48	8.165	358	82.32	611
700,000.01 - 750,000.00	5	3,635,642.63	0.36	6.894	359	76.87	598
750,000.01 - 800,000.00	2	1,570,389.92	0.16	6.756	358	77.96	606
800,000.01 - 850,000.00	2	1,680,011.41	0.17	7.432	358	70.03	601
950,000.01 - 1,000,000.00	5	4,890,135.00	0.49	8.025	360	77.59	597
1,000,000.01+	2	3,018,357.87	0.30	8.396	359	72.78	620
Total	8,258	$999,704,626.74	100.00%	8.898%	337	79.15%	601

Current Gross Rate (%)	# of Loans	Current Principal Balance	Pct by Current Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
4.000 - 4.499	1	$29,313.16	0.00%	4.000%	126	62.97%	518
5.000 - 5.499	4	377,695.16	0.04	5.269	185	70.50	649
5.500 - 5.999	14	1,884,513.12	0.19	5.849	267	62.61	730
6.000 - 6.499	140	26,886,342.61	2.69	6.357	324	71.63	672
6.500 - 6.999	415	96,085,457.80	9.61	6.845	349	76.35	628
7.000 - 7.499	483	93,343,117.77	9.34	7.274	350	75.99	615
7.500 - 7.999	829	142,421,500.76	14.25	7.776	347	76.46	613
8.000 - 8.499	667	103,880,076.98	10.39	8.248	349	79.22	603
8.500 - 8.999	957	146,921,343.44	14.70	8.755	347	79.96	596
9.000 - 9.499	612	81,488,654.45	8.15	9.246	344	80.71	587
9.500 - 9.999	831	95,376,773.19	9.54	9.759	337	81.74	586
10.000 -10.499	494	52,533,355.69	5.25	10.258	338	81.96	575
10.500 -10.999	579	47,538,381.15	4.76	10.740	318	82.15	574
11.000 -11.499	294	18,020,117.25	1.80	11.218	283	82.35	580
11.500 -11.999	445	24,790,054.80	2.48	11.753	276	82.51	582
12.000 -12.499	323	18,540,703.12	1.85	12.238	307	81.60	587
12.500 -12.999	388	18,282,390.68	1.83	12.764	274	85.05	584
13.000 -13.499	211	9,124,599.23	0.91	13.236	287	84.36	588
13.500 -13.999	271	10,677,661.26	1.07	13.744	274	80.66	575
14.000 -14.499	136	5,170,276.97	0.52	14.224	278	83.18	576
14.500 -14.999	102	4,161,993.41	0.42	14.689	293	84.59	584
15.000 -15.499	21	1,036,049.45	0.10	15.145	312	85.35	547
15.500 -15.999	16	526,058.43	0.05	15.635	278	68.74	544
16.000 -16.499	11	325,046.33	0.03	16.153	242	73.85	559
16.500 -16.999	5	70,661.40	0.01	16.748	235	68.92	591
17.000 -17.499	5	180,797.97	0.02	17.216	303	71.91	532
17.500 -17.999	4	31,691.16	0.00	17.599	60	69.57	492
Total	8,258	$999,704,626.74	100.00%	8.898%	337	79.15%	601

FICO	# of Loans	Current Principal Balance	Pct by Current Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
400-499	304	$15,394,860.50	1.54%	11.566%	256	81.39%	482
500-524	392	21,066,331.60	2.11	11.253	255	81.19	512
525-549	788	92,280,487.88	9.23	9.822	335	87.53	537
550-574	1,483	192,187,819.02	19.22	9.164	343	79.20	563
575-599	1,546	212,553,401.30	21.26	8.708	345	78.72	587
600-624	1,408	196,811,400.78	19.69	8.565	344	78.92	612
625-649	947	113,713,838.60	11.37	8.634	338	77.23	636
650-674	626	74,799,185.95	7.48	8.568	339	77.96	660
675-699	313	33,708,747.12	3.37	8.576	328	76.73	686
700+	450	47,182,604.48	4.72	7.707	311	72.13	739
None	1	5,949.51	0.00	13.800	51	28.58	0
Total	8,258	$999,704,626.74	100.00%	8.898%	337	79.15%	601

Combined Original LTV (%)	# of Loans	Current Principal Balance	Pct by Current Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	506	$41,948,826.54	4.20%	8.547%	323	38.99%	618
50.00- 54.99	184	17,150,582.87	1.72	8.558	324	52.40	625
55.00- 59.99	228	25,926,675.44	2.59	8.181	328	57.37	621
60.00- 64.99	328	38,719,514.92	3.87	8.357	329	62.32	623
65.00- 69.99	451	54,979,777.08	5.50	8.541	332	67.18	612
70.00- 74.99	635	80,264,376.12	8.03	8.500	339	71.85	608
75.00- 79.99	916	113,979,468.51	11.40	8.602	335	76.75	611
80.00	945	85,173,329.10	8.52	9.346	317	80.00	601
80.01- 84.99	744	116,128,214.62	11.62	8.567	345	81.70	610
85.00- 89.99	1,085	157,130,962.41	15.72	8.881	342	86.35	596
90.00- 94.99	1,574	236,515,163.50	23.66	9.099	346	90.77	577
95.00- 99.99	162	9,949,034.21	1.00	11.160	304	96.95	602
100.00	500	21,838,701.42	2.18	12.460	327	100.00	637
Total	8,258	$999,704,626.74	100.00%	8.898%	337	79.15%	601

Original Term (months)	# of Loans	Current Principal Balance	Pct by Current Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
60	5	$207,520.32	0.02%	9.058%	56	63.84%	630
72	1	3,776.34	0.00	11.950	13	85.49	470
84	11	147,915.51	0.01	9.750	47	64.29	613
96	7	171,651.95	0.02	9.033	64	49.58	620
120	203	5,142,523.22	0.51	10.250	85	63.00	604
125	2	173,852.01	0.02	7.388	124	60.27	603
132	1	66,300.00	0.01	9.990	132	68.00	607
144	7	363,848.82	0.04	9.368	113	78.18	593
150	1	73,600.00	0.01	8.780	149	80.00	582
156	2	80,881.47	0.01	10.797	97	75.92	517
160	1	82,284.10	0.01	8.070	160	75.49	605
168	1	45,001.02	0.00	12.450	107	85.49	531
170	1	71,837.39	0.01	12.000	169	80.00	603
180	827	40,881,554.24	4.09	10.183	140	76.52	603
181	1	63,830.58	0.01	8.870	180	62.44	588
192	1	205,000.00	0.02	7.900	191	42.71	642
195	1	35,000.00	0.00	13.200	195	76.18	616
204	1	66,000.00	0.01	7.400	204	76.74	679
216	1	383,903.76	0.04	7.600	215	80.49	613
228	1	56,475.00	0.01	12.010	228	95.49	690
240	409	23,339,215.09	2.33	9.774	203	73.91	603
260	1	86,600.00	0.01	9.360	259	82.48	583
264	2	95,476.74	0.01	9.993	201	75.71	566
276	2	199,428.46	0.02	9.872	274	79.28	655
300	44	4,337,748.22	0.43	8.456	276	73.18	610
336	4	355,031.22	0.04	9.042	335	78.04	626
338	1	106,000.00	0.01	7.890	338	62.35	611
360	6,719	922,862,371.28	92.31	8.812	351	79.55	601
Total	8,258	$999,704,626.74	100.00%	8.898%	337	79.15%	601

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Current Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1- 60	137	$1,972,621.35	0.20%	11.489%	46	67.54%	592
61-120	528	19,971,046.34	2.00	10.693	107	73.76	590
121-180	590	33,276,280.40	3.33	9.968	161	76.80	606
181-240	248	17,478,732.64	1.75	9.167	223	72.00	614
241-300	1,035	69,670,389.49	6.97	10.544	287	79.85	582
301-360	5,720	857,335,556.52	85.76	8.669	356	79.49	602
Total	8,258	$999,704,626.74	100.00%	8.898%	337	79.15%	601

Debt Ratio (%)	# of Loans	Current Principal Balance	Pct by Current Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	420	$34,373,466.14	3.44%	9.059%	313	72.12%	621
20.01 -25.00	477	45,756,516.40	4.58	8.793	320	72.80	613
25.01 -30.00	712	69,227,221.02	6.92	8.859	323	75.62	610
30.01 -35.00	1,057	114,573,353.54	11.46	8.898	335	77.63	604
35.01 -40.00	1,260	151,596,236.25	15.16	8.768	335	78.24	605
40.01 -45.00	1,789	222,512,420.36	22.26	8.899	337	79.57	602
45.01 -50.00	1,866	262,170,311.12	26.22	8.950	344	81.30	597
50.01 -55.00	629	91,546,143.59	9.16	9.012	345	83.38	580
55.01 -60.00	44	7,401,819.97	0.74	8.559	354	85.19	593
60.01+	4	547,138.35	0.05	7.909	356	82.95	572
Total	8,258	$999,704,626.74	100.00%	8.898%	337	79.15%	601

FRM/ARM	# of Loans	Current Principal Balance	Pct by Current Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	3,057	$557,889,354.05	55.81%	8.570%	356	80.61%	593
Fixed Rate	5,201	441,815,272.69	44.19	9.311	312	77.31	611
Total	8,258	$999,704,626.74	100.00%	8.898%	337	79.15%	601

Product	# of Loans	Current Principal Balance	Pct by Current Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 6 MO LIBOR	2,101	$326,063,039.88	32.62%	9.009%	355	80.31%	583
2/28 6 MO LIBOR 40/30 Balloon	679	188,044,083.47	18.81	7.802	359	80.89	610
2/28 6 MO LIBOR IO	14	3,482,917.54	0.35	7.426	358	81.83	626
3/27 6 MO LIBOR	149	20,969,969.19	2.10	8.978	356	81.94	586
3/27 6 MO LIBOR 40/30 Balloon	64	15,102,218.27	1.51	7.981	358	81.61	601
3/27 6 MO LIBOR IO	1	249,300.00	0.02	6.700	360	90.00	720
5/25 1 YR LIBOR	8	1,123,988.17	0.11	7.018	353	78.13	590
6 MO LIBOR	41	2,853,837.53	0.29	11.269	289	80.62	567
Fixed Rate	4,775	381,440,293.34	38.16	9.441	314	76.98	610
Fixed Rate 30/15 Balloon	237	14,829,742.37	1.48	10.803	134	85.33	595
Fixed Rate 40/30 Balloon	188	45,430,587.36	4.54	7.738	359	77.45	618
Fixed Rate IO	1	114,649.62	0.01	7.750	358	85.00	620
Total	8,258	$999,704,626.74	100.00%	8.898%	337	79.15%	601

Interest Only	# of Loans	Current Principal Balance	Pct by Current Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	16	$3,846,867.16	0.38%	7.388%	358	82.45%	632
Not Interest Only	8,242	995,857,759.58	99.62	8.903	337	79.14	601
Total	8,258	$999,704,626.74	100.00%	8.898%	337	79.15%	601

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Current Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: N/A	4,330	$431,497,020.38	43.16%	9.446%	332	78.93%	598
Prepay Penalty: 12 months	170	23,410,958.47	2.34	8.998	335	77.09	606
Prepay Penalty: 24 months	494	92,075,506.32	9.21	8.176	353	83.11	598
Prepay Penalty: 36 months	2,312	389,416,864.57	38.95	8.355	352	78.79	603
Prepay Penalty: 48 months	1	66,373.41	0.01	9.900	291	84.00	551
Prepay Penalty: 60 months	951	63,237,903.59	6.33	9.510	253	77.94	611
Total	8,258	$999,704,626.74	100.00%	8.898%	337	79.15%	601

Lien	# of Loans	Current Principal Balance	Pct by Current Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	7,325	$958,758,113.49	95.90%	8.746%	338	78.62%	600
Second Lien	933	40,946,513.25	4.10	12.455	317	91.67	630
Total	8,258	$999,704,626.74	100.00%	8.898%	337	79.15%	601

Arrearage	# of Loans	Current Principal Balance	Pct by Current Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.00	6,616	$912,764,158.63	91.30%	8.662%	345	78.98%	606
0.01 - 1,000.00	516	21,574,420.73	2.16%	11.024	247	79.20	565
1,000.01 - 2,000.00	270	12,394,371.15	1.24%	11.122	238	80.42	553
2,000.01 - 3,000.00	207	9,529,996.34	0.95%	11.433	249	80.55	554
3,000.01 - 4,000.00	132	7,268,787.48	0.73%	11.794	253	82.87	547
4,000.01 - 5,000.00	101	5,807,338.98	0.58%	11.445	244	81.96	544
5,000.01 - 6,000.00	78	4,655,847.10	0.47%	11.601	249	82.54	542
6,000.01 - 7,000.00	52	3,111,284.14	0.31%	11.384	255	78.58	551
7,000.01 - 8,000.00	65	3,904,392.57	0.39%	11.694	255	81.92	540
8,000.01 - 9,000.00	29	1,870,476.63	0.19%	12.355	249	80.62	532
9,000.01 - 10,000.00	33	2,449,586.22	0.25%	11.517	259	84.47	547
10,000.01 - 11,000.00	21	1,028,538.44	0.10%	12.153	244	81.07	556
11,000.01 - 12,000.00	24	1,888,410.43	0.19%	11.549	233	85.14	558
12,000.01 - 13,000.00	11	856,632.41	0.09%	12.800	247	83.73	530
13,000.01 - 14,000.00	8	563,922.49	0.06%	11.815	245	74.72	567
14,000.01 - 15,000.00	16	1,243,884.08	0.12%	11.805	256	82.77	529
15,000.01 - 16,000.00	7	517,748.41	0.05%	11.722	277	83.12	558
16,000.01 - 17,000.00	8	666,284.09	0.07%	11.923	253	80.26	551
17,000.01 - 18,000.00	10	1,166,982.40	0.12%	10.809	259	81.17	529
18,000.01 - 19,000.00	10	917,022.78	0.09%	11.957	264	84.24	530
19,000.01 - 20,000.00	5	391,333.29	0.04%	11.329	197	74.37	562
20,000.01+	39	5,133,207.95	0.51%	11.110	280	82.86	541
Total	8,258	999,704,626.74	100.00%	8.898%	337	79.15%	601

Bankruptcy	# of Loans	Current Principal Balance	Pct by Current Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Bankruptcy	206	$11,097,114.05	1.11%	11.407%	249	83.46%	554
Not Bankruptcy	8,052	988,607,512.69	98.89%	8.869	338	79.11	601
Total	8,258	999,704,626.74	100.00%	8.898%	337	79.15%	601

Section 32	# of Loans	Current Principal Balance	Pct by Current Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Not Section 32	8,107	$995,761,233.82	99.61%	8.889%	337	79.17%	601
Section 32	151	3,943,392.92	0.39%	11.116	198	74.52	590
Total	8,258	999,704,626.74	100.00%	8.898%	337	79.15%	601

Documentation Type	# of Loans	Current Principal Balance	Pct by Current Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full Documentation	6,812	$772,525,649.30	77.28%	8.889%	334	80.14%	597
Limited Documentation	308	50,644,344.10	5.07	8.934	340	77.81	612
No Income Verification	1,138	176,534,633.34	17.66	8.925	349	75.21	617
Total	8,258	$999,704,626.74	100.00%	8.898%	337	79.15%	601

Loan Purpose	# of Loans	Current Principal Balance	Pct by Current Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	6,128	$750,941,321.64	75.12%	8.833%	338	77.56%	601
Purchase	1,035	100,756,446.45	10.08	9.519	338	87.42	600
Rate/Term Refinance	1,095	148,006,858.65	14.81	8.804	332	81.60	602
Total	8,258	$999,704,626.74	100.00%	8.898%	337	79.15%	601

Property Type	# of Loans	Current Principal Balance	Pct by Current Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Condominium	243	$34,162,263.23	3.42%	8.602%	352	78.24%	609
Manufactured Housing	111	10,778,712.45	1.08	9.613	321	77.37	633
PUD	686	105,982,309.06	10.60	8.854	347	82.15	601
Single Family	7,027	822,381,871.26	82.26	8.907	335	78.88	600
Townhouse	137	20,959,156.05	2.10	8.668	350	80.43	601
Two-Four Family	54	5,440,314.69	0.54	9.591	327	67.19	610
Total	8,258	$999,704,626.74	100.00%	8.898%	337	79.15%	601

Occupancy Status	# of Loans	Current Principal Balance	Pct by Current Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Investor	149	$8,036,546.06	0.80%	10.776%	302	71.54%	607
Primary	8,054	986,738,920.92	98.70	8.877	337	79.28	601
Second Home	55	4,929,159.76	0.49	9.850	343	65.45	629
Total	8,258	$999,704,626.74	100.00%	8.898%	337	79.15%	601

State	# of Loans	Current Principal Balance	Pct by Current Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	15	$1,588,198.21	0.16%	9.749%	322	79.07%	635
Arizona	400	63,824,909.58	6.38	8.488	353	79.97	604
Arkansas	76	3,531,754.90	0.35	10.537	286	82.64	581
California	684	178,813,839.24	17.89	8.006	354	77.55	608
Colorado	132	19,955,810.48	2.00	8.124	339	79.49	629
Connecticut	100	19,323,109.80	1.93	7.942	339	75.15	637
Delaware	40	5,723,983.75	0.57	8.897	338	77.66	585
District of Columbia	1	77,357.31	0.01	11.500	264	87.64	645
Florida	804	119,605,549.46	11.96	8.378	348	78.27	602
Georgia	289	27,968,551.12	2.80	10.042	329	83.83	583
Idaho	30	3,174,483.79	0.32	9.098	335	80.85	591
Illinois	87	6,634,498.62	0.66	10.235	298	86.48	585
Indiana	159	13,228,248.36	1.32	9.555	327	83.76	588
Iowa	59	4,037,440.90	0.40	9.883	330	83.93	589
Kansas	73	4,831,859.25	0.48	10.102	288	85.10	605
Kentucky	98	7,612,658.98	0.76	9.486	325	83.86	583
Louisiana	174	11,125,644.07	1.11	9.666	303	82.15	582
Maine	26	2,537,146.90	0.25	9.488	331	79.66	605
Maryland	175	32,886,118.64	3.29	8.496	352	78.28	599
Massachusetts	82	15,889,919.56	1.59	8.895	352	74.18	610
Michigan	189	14,904,357.33	1.49	10.059	305	84.07	580
Minnesota	41	4,588,837.13	0.46	9.380	346	83.47	609
Mississippi	112	4,800,097.20	0.48	11.559	238	81.79	569
Missouri	173	11,685,700.88	1.17	9.928	296	83.40	583
Montana	9	755,860.91	0.08	9.333	327	81.07	573
Nebraska	32	1,943,422.41	0.19	10.361	281	80.62	597
Nevada	82	15,187,009.90	1.52	8.628	356	83.03	600
New Hampshire	38	5,547,294.31	0.55	8.414	353	74.78	618
New Jersey	163	30,689,264.85	3.07	9.167	350	75.32	607
New Mexico	72	6,040,407.96	0.60	9.766	323	78.61	609
New York	194	24,238,382.37	2.42	9.428	340	73.95	594
North Carolina	253	22,165,385.22	2.22	10.216	313	82.09	585
North Dakota	3	149,185.10	0.01	10.099	348	76.37	601
Ohio	248	22,279,469.87	2.23	9.466	309	82.52	585
Oklahoma	134	8,227,454.31	0.82	9.724	323	81.93	587
Oregon	72	9,701,453.86	0.97	8.810	348	79.99	603
Pennsylvania	371	36,035,731.89	3.60	8.906	325	80.40	609
Rhode Island	18	4,275,183.22	0.43	8.718	355	80.31	600
South Carolina	142	12,006,197.96	1.20	10.103	320	81.93	585
South Dakota	7	420,162.56	0.04	10.057	337	88.99	577
Tennessee	247	17,564,534.35	1.76	9.895	300	84.25	582
Texas	1,513	113,535,625.26	11.36	9.543	313	76.69	600
Utah	38	4,350,731.32	0.44	8.968	335	82.01	628
Vermont	22	2,794,145.04	0.28	9.135	358	79.92	608
Virginia	318	48,156,751.74	4.82	8.703	350	78.96	602
Washington	149	25,263,873.31	2.53	8.549	348	83.53	607
West Virginia	35	3,431,010.23	0.34	9.439	333	80.59	582
Wisconsin	66	5,562,657.37	0.56	10.258	339	82.04	580
Wyoming	13	1,033,355.96	0.10	9.101	325	77.44	634
Total	8,258	$999,704,626.74	100.00%	8.898%	337	79.15%	601

Gross Margin (%)	# of Loans	Current Principal Balance	Pct by Current Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.000 - 2.499	3	$298,389.16	0.05%	6.545%	342	85.76%	583
2.500 - 2.999	2	570,790.23	0.10	7.848	359	67.73	619
3.000 - 3.499	4	499,555.94	0.09	6.553	349	72.36	605
3.500 - 3.999	6	1,065,797.40	0.19	7.898	341	76.64	571
4.000 - 4.499	107	29,900,680.27	5.36	6.708	358	74.19	625
4.500 - 4.999	206	49,759,752.49	8.92	7.026	358	78.30	612
5.000 - 5.499	304	62,997,659.60	11.29	7.400	357	79.11	603
5.500 - 5.999	398	79,982,539.10	14.34	7.958	357	80.33	602
6.000 - 6.499	459	91,066,200.56	16.32	8.478	356	80.67	591
6.500 - 6.999	410	73,288,860.77	13.14	8.921	357	82.37	587
7.000 - 7.499	436	73,198,622.90	13.12	9.438	357	82.07	585
7.500 - 7.999	389	54,920,982.22	9.84	10.003	357	82.96	574
8.000 - 8.499	213	31,976,430.53	5.73	10.513	355	83.27	575
8.500 - 8.999	46	3,972,643.09	0.71	11.472	340	80.76	567
9.000 - 9.499	27	1,875,984.87	0.34	13.069	317	77.03	553
9.500 - 9.999	14	868,277.47	0.16	14.638	303	74.04	559
10.000 -10.499	18	956,069.42	0.17	14.577	311	76.92	557
10.500 -10.999	6	344,263.90	0.06	15.394	303	77.48	526
11.000 -11.499	3	105,723.74	0.02	16.036	304	80.08	527
11.500 -11.999	3	150,393.54	0.03	16.759	305	73.40	563
12.000+	3	89,736.85	0.02	17.151	306	78.87	530
Total	3,057	$557,889,354.05	100.00%	8.570%	356	80.61%	593

Minimum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Current Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.000 - 5.499	1	$81,491.60	0.01%	5.000%	333	85.00%	671
5.500 - 5.999	1	171,144.40	0.03	5.800	357	70.00	656
6.000 - 6.499	49	14,105,674.38	2.53	6.443	357	78.26	614
6.500 - 6.999	239	63,348,022.82	11.35	6.806	358	78.40	616
7.000 - 7.499	248	54,157,541.04	9.71	7.306	358	77.80	606
7.500 - 7.999	375	79,888,000.79	14.32	7.832	358	79.18	604
8.000 - 8.499	348	67,926,272.89	12.18	8.289	357	81.79	597
8.500 - 8.999	523	98,391,029.88	17.64	8.820	357	81.33	588
9.000 - 9.499	313	51,062,814.27	9.15	9.293	357	82.57	580
9.500 - 9.999	422	65,041,288.97	11.66	9.901	355	82.23	582
10.000 -10.499	256	34,748,474.97	6.23	10.306	356	81.81	570
10.500 -10.999	179	22,618,870.63	4.05	10.994	350	82.97	572
11.000 -11.499	36	2,872,189.49	0.51	11.630	322	79.95	570
11.500 -11.999	31	1,944,271.85	0.35	12.714	294	78.70	557
12.000 -12.499	10	443,224.77	0.08	14.293	298	76.74	537
12.500 -12.999	15	657,382.39	0.12	14.415	291	81.10	536
13.000 -13.499	4	212,815.40	0.04	14.142	316	70.36	530
13.500 -13.999	5	153,167.12	0.03	14.663	296	70.64	529
14.000 -14.499	2	65,676.39	0.01	14.161	262	80.00	575
Total	3,057	$557,889,354.05	100.00%	8.570%	356	80.61%	593

Maximum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Current Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
11.000 -11.499	1	$81,491.60	0.01%	5.000%	333	85.00%	671
11.500 -11.999	1	171,144.40	0.03	5.800	357	70.00	656
12.000 -12.499	1	176,125.19	0.03	6.330	357	73.24	591
12.500 -12.999	1	91,445.75	0.02	6.830	357	70.00	601
13.000 -13.499	50	14,082,880.22	2.52	6.447	357	78.38	615
13.500 -13.999	240	63,528,318.99	11.39	6.817	358	78.45	616
14.000 -14.499	246	54,004,210.01	9.68	7.308	358	77.78	606
14.500 -14.999	379	81,045,852.14	14.53	7.850	358	79.18	604
15.000 -15.499	350	68,262,025.66	12.24	8.294	357	81.83	596
15.500 -15.999	520	97,495,667.85	17.48	8.819	357	81.37	588
16.000 -16.499	311	50,727,061.50	9.09	9.293	357	82.53	580
16.500 -16.999	422	64,838,311.55	11.62	9.909	355	82.19	581
17.000 -17.499	257	34,783,838.93	6.23	10.308	356	81.81	569
17.500 -17.999	178	22,381,260.31	4.01	11.002	350	83.01	572
18.000 -18.499	35	2,836,825.53	0.51	11.622	323	79.95	571
18.500 -18.999	30	1,899,561.30	0.34	12.704	294	78.78	557
19.000 -19.499	11	497,177.32	0.09	14.272	298	73.39	532
19.500 -19.999	14	608,449.44	0.11	14.537	294	81.19	531
20.000 -20.499	4	177,950.93	0.03	14.166	314	78.83	552
20.500 -20.999	5	153,167.12	0.03	14.663	296	70.64	529
21.000+	1	46,588.31	0.01	14.125	265	80.00	557
Total	3,057	$557,889,354.05	100.00%	8.570%	356	80.61%	593

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Current Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	39	$2,488,010.88	0.45%	11.741%	278	81.81%	562
1.500	4	734,699.56	0.13	8.409	351	67.98	589
2.000	234	18,041,417.47	3.23	11.561	305	83.39	559
3.000	2,780	536,625,226.14	96.19	8.455	358	80.53	595
Total	3,057	$557,889,354.05	100.00%	8.570%	356	80.61%	593

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Current Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	304	$24,620,840.11	4.41%	11.522%	308	82.45%	562
1.500	2,733	530,505,724.16	95.09	8.435	358	80.55	595
2.000	9	1,159,352.13	0.21	7.178	350	78.18	587
3.000	11	1,603,437.65	0.29	8.706	359	73.96	636
Total	3,057	$557,889,354.05	100.00%	8.570%	356	80.61%	593

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Current Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
08/13/06	1	$53,952.55	0.01%	14.100%	301	45.83%	491
08/15/06	25	1,681,630.84	0.30	11.987	294	84.43	564
08/20/06	1	72,045.41	0.01	10.750	301	80.00	607
09/01/06	39	2,749,489.85	0.49	12.326	290	85.61	572
09/15/06	10	876,313.81	0.16	10.979	281	82.72	552
10/01/06	15	630,542.84	0.11	11.880	273	80.90	594
10/15/06	5	387,344.16	0.07	10.351	270	86.32	551
11/01/06	7	584,189.70	0.10	11.254	280	85.48	531
12/01/06	8	695,539.05	0.12	10.863	293	80.23	524
12/04/06	1	59,124.29	0.01	13.550	293	85.00	525
12/11/06	1	57,714.43	0.01	13.500	293	84.29	570
12/15/06	18	1,807,381.01	0.32	12.246	306	79.62	550
12/17/06	1	26,244.30	0.00	15.250	305	60.00	576
12/19/06	1	64,010.04	0.01	14.875	305	80.00	500
01/01/07	67	4,756,710.30	0.85	12.487	294	81.13	550
01/02/07	1	42,129.85	0.01	14.250	300	80.00	562
01/14/07	1	31,445.00	0.01	13.500	306	85.00	529
01/15/07	19	1,186,752.21	0.21	12.313	286	80.72	558
01/25/07	1	44,710.55	0.01	13.125	300	75.00	552
02/01/07	51	3,510,458.57	0.63	12.155	305	81.69	565
08/01/07	1	183,564.03	0.03	6.050	348	75.77	629
08/15/07	1	183,512.61	0.03	8.600	349	90.90	532
09/01/07	3	251,790.22	0.05	10.235	349	70.00	615
09/15/07	1	87,413.74	0.02	7.300	350	50.29	572
10/01/07	2	320,700.40	0.06	7.553	350	63.24	580
11/01/07	1	82,300.16	0.01	9.050	351	91.80	458
11/15/07	2	273,533.35	0.05	7.741	352	74.28	538
01/01/08	2	189,548.82	0.03	9.160	353	73.94	606
01/15/08	1	59,676.82	0.01	10.180	354	85.49	544
02/01/08	6	883,435.89	0.16	9.500	354	84.91	602
02/15/08	1	59,892.44	0.01	11.060	355	10.00	565
03/01/08	2	281,323.15	0.05	10.094	355	83.21	602
03/15/08	1	356,876.91	0.06	7.410	356	80.00	540
04/01/08	19	3,030,008.98	0.54	10.111	356	81.47	577
04/15/08	121	21,152,379.23	3.79	8.396	357	78.72	606
04/27/08	1	125,836.68	0.02	10.150	357	90.00	663
05/01/08	392	75,150,504.15	13.47	8.162	357	80.70	591
05/05/08	1	56,192.07	0.01	9.300	358	90.00	589
05/09/08	1	115,719.14	0.02	8.050	358	92.70	590
05/15/08	251	47,526,404.80	8.52	8.449	358	80.60	590
05/16/08	1	91,763.90	0.02	10.600	358	90.00	534
06/01/08	511	103,679,354.97	18.58	8.274	358	81.35	595
06/05/08	1	359,264.61	0.06	7.380	359	87.23	612
06/06/08	1	57,890.47	0.01	7.050	359	77.25	582
06/07/08	1	143,612.52	0.03	9.380	359	92.70	559
06/15/08	212	37,797,282.62	6.78	8.651	359	78.81	595
07/01/08	469	95,283,464.34	17.08	8.475	359	81.67	597
07/14/08	1	166,500.00	0.03	10.180	360	90.00	543
07/15/08	175	31,455,163.27	5.64	8.868	360	78.25	587
Continued on the next page

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Current Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
08/01/08	383	$81,559,023.28	14.62%	8.546%	360	79.76%	598
08/15/08	6	874,458.50	0.16	9.516	360	74.00	599
09/01/08	1	152,003.57	0.03	8.300	349	90.00	561
11/01/08	1	66,268.59	0.01	6.000	327	88.40	592
02/01/09	1	61,418.89	0.01	9.830	354	90.49	548
03/15/09	1	210,821.20	0.04	7.900	356	82.90	625
04/01/09	1	125,351.52	0.02	8.990	356	80.00	612
04/15/09	9	1,183,622.41	0.21	9.281	357	77.69	575
05/01/09	45	7,646,789.25	1.37	8.256	357	79.80	604
05/15/09	15	2,315,016.90	0.41	8.372	358	79.13	592
06/01/09	43	8,309,812.52	1.49	8.242	358	81.48	588
06/15/09	19	3,536,975.81	0.63	9.281	359	85.83	571
07/01/09	38	6,844,783.86	1.23	8.173	359	82.76	587
07/15/09	10	1,410,783.57	0.25	8.688	360	80.69	595
08/01/09	23	3,893,357.15	0.70	8.754	360	85.11	625
01/01/11	1	150,628.97	0.03	7.620	353	85.00	531
05/01/11	4	525,777.78	0.09	6.390	357	72.74	621
06/01/11	1	299,821.23	0.05	8.590	358	80.00	543
Total	3,057	$557,889,354.05	100.00%	8.570%	356	80.61%	593